Exhibit 99.ACCT

EXHIBIT(a)(4)

KPMG LLP (KPMG) served as the independent registered public accounting firm of the Portfolios, included in Appendix A, of the Prudential Series Fund (the “Series”), for the Portfolios’ fiscal years ended December 31, 2018 and December 31, 2019. KPMG’s reports on the financial statements for the fiscal years ended December 31, 2018 and December 31, 2019 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During such fiscal year-ends and through January 25, 2020, the date of dismissal, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Portfolios’ financial statements for such period, and (ii) there were no “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On January 25, 2020, the Audit Committee and the Series Board of Trustees approved the engagement of PricewaterhouseCoopers LLP (PwC), to serve as the independent registered public accounting firm for the Portfolios’ fiscal year ending December 31, 2020, thereby replacing KPMG effective upon completion of their December 31, 2019 audits and issuances of their reports thereon. During the Portfolios’ fiscal years ended December 31, 2018 and December 31, 2019 and through January 25, 2020, neither the Series nor the Portfolios, nor anyone on their behalf, consulted with PwC on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Portfolios’ financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

Appendix A:

The Prudential Series Fund -

Conservative Balanced Portfolio

Diversified Bond Portfolio

Equity Portfolio

Flexible Managed Portfolio

Global Portfolio

Government Income Portfolio

Government Money Market Portfolio

High Yield Bond Portfolio

Jennison Portfolio

Jennison 20/20 Focus Portfolio

Natural Resources Portfolio

Small Capitalization Stock Portfolio

SP International Growth Portfolio

SP Prudential U.S. Emerging Growth Portfolio

SP Small Cap Value Portfolio

Stock Index Portfolio

Value Portfolio

February 28, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for The Prudential Series Fund Portfolios included in Appendix A, and under the dates included in Appendix A, we reported on the financial statements of The Prudential Series Fund Portfolios as of and for the years ended December 31, 2019 and 2018. On January 25, 2020, we were dismissed as independent registered public accountant effective upon completion of the audits and the issuance of our reports thereon included in Appendix A.

We have read the statements made by The Prudential Series Fund included under Item 13(a)(4) of Form N-CSR dated February 28, 2020, and we agree with such statements except that we are not in a position to agree or disagree with the statements that (1) the Audit Committee and The Prudential Series Fund’s Board of Trustees approved the engagement of PricewaterhouseCoopers LLP (PwC) to serve as the independent registered public accounting firm, and (2) neither The Prudential Series Fund nor the Portfolios, nor anyone on their behalf, consulted with PwC on items which: (i) concerned the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Portfolios’ financial statements; or (ii) concerned the subject of a disagreement or reportable events.

Very truly yours,

KPMG LLP

The Prudential Series Fund

February 28, 2020

Appendix A

Portfolio	Audit Opinion Date
Conservative Balanced Portfolio	February 14, 2020
Diversified Bond Portfolio	February 14, 2020
Equity Portfolio	February 14, 2020
Flexible Managed Portfolio	February 14, 2020
Global Portfolio	February 14, 2020
Government Income Portfolio	February 14, 2020
Government Money Market Portfolio	February 14, 2020
High Yield Bond Portfolio	February 14, 2020
Jennison Portfolio	February 14, 2020
Jennison 20/20 Focus Portfolio	February 12, 2020
Natural Resources Portfolio	February 14, 2020
Small Capitalization Stock Portfolio	February 14, 2020
SP International Growth Portfolio	February 14, 2020
SP Prudential US Emerging Growth Portfolio	February 14, 2020
SP Small Cap Value Portfolio	February 14, 2020
Stock Index Portfolio	February 14, 2020
Value Portfolio	February 14, 2020